GREER, HERZ & ADAMS, L.L.P. A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
ATTORNEYS AT LAW

GALVESTON OFFICE: ONE MOODY PLAZA, 18TH FLOOR GALVESTON, TEXAS 77550 (409) 797-3200	GREGORY S. GARRISON (409) 797-3248 ggarrison@greerherz.com	BAY AREA HOUSTON OFFICE: 2525 SOUTH SHORE BLVD., SUITE 203 LEAGUE CITY, TEXAS 77573 (281) 480-5278

Reply to: Galveston Office		www.greerherz.com

April 29, 2016

Securities and Exchange Commission

450 Fifth Street, N.W.

Judicial Plaza

Washington, D.C. 20549

RE:	American National Variable Life Separate Account (“Separate Account”) Post-Effective Amendment No. 23 to Form N-6; File No. 333-53122; Opinion and Consent of Counsel

Gentlemen:

We are counsel to American National Insurance Company (“American National”), the depositor of the Separate Account. As such, we participated in the formation of the Separate Account and the registration of such Separate Account with the Securities and Exchange Commission. Accordingly, we are familiar with the corporate records, certificates, and consents of officers of American National as we have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, and our consideration of such other matters of fact and questions of law as we have deemed necessary and proper in the circumstances, we are of the opinion that:

1. American National is a duly organized and existing corporation under the laws of the State of Texas and that its principal business is to be an insurer.

2. The Separate Account is a duly organized and existing separate account of American National under the laws of the State of Texas and is registered as a unit investment trust under the Investment Company Act of 1940.

3. The Variable Life Contracts registered by this Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940 (File No. 333-53122) will, upon issuance thereof, be validly authorized and issued.

We hereby consent to the use of our opinion of counsel in the Post-Effective Amendment to Form N-6 Registration Statement (File No. 333-53122) filed on behalf of the Separate Account. We further consent to the statements made regarding us and to the use of our name under the caption “Legal Matters” in the statement of additional information constituting a part of such Post-Effective Amendment to such Registration Statement.

Yours very truly,

GREER, HERZ & ADAMS, L.L.P.

/s/ Gregory S. Garrison